Exhibit 4

Execution Copy

AMENDMENT TO CONSORTIUM AGREEMENT

Dated as of December 21, 2012

This amendment (the “Amendment”) to the Consortium Agreement (the “Agreement”) dated as of July 6, 2012, among Michael Xin Hui, ChemExplorer Investment Holdings Ltd., ChemPartner Investment Holdings Limited and TPG Star Charisma Limited (collectively, the “Parties”), is hereby made by the unanimous written consent of the Parties to the Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, Section 10.04 of the Agreement permits the Agreement to be amended by an instrument in writing signed by the Parties; and

WHEREAS, the Parties desire to amend certain provisions of the Agreement and have determined to enter into this written Amendment;

NOW, THEREFORE, the Agreement is now amended as follows:

1. Amendment to Article XI. The definition of “Exclusivity Period” in Article XI of the Agreement is hereby amended and restated in its entirety as follows:

“‘Exclusivity Period’ means the period beginning on the date hereof and ending on the first to occur of (a) the Termination Date as defined in Section 8.2(a) of that certain Agreement and Plan of Merger dated as of December 21, 2012 among ShangPharma Holdings Limited, ShangPharma Parent Limited, ShangPharma Merger Sub Limited and ShangPharma Corporation and (b) the mutually agreed termination of this Agreement pursuant to Section 6.01(b).”

2. General. Except to the extent expressly modified hereby, the provisions of the Agreement remain unmodified and are confirmed as being in full force and effect. The headings and captions in this Amendment are for convenience only and in no way define or describe the scope or content of any provision of this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by, mutatis mutandis, the governing law and arbitration provisions in Section 10.09 (Governing Law) of the Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above.

/s/ Michael Xin Hui
MICHAEL XIN HUI

[SIGNATURE PAGE TO AMENDMENT TO CONSORTIUM AGREEMENT]

CHEMEXPLORER INVESTMENT HOLDINGS LIMITED

By:	/s/ Michael Xin Hui
	Name:	Michael Xin Hui
	Title:	Director

[SIGNATURE PAGE TO AMENDMENT TO CONSORTIUM AGREEMENT]

CHEMPARTNER INVESTMENT HOLDINGS LIMITED

By:	/s/ Michael Xin Hui
	Name:	Michael Xin Hui
	Title:	Director

[SIGNATURE PAGE TO AMENDMENT TO CONSORTIUM AGREEMENT]

TPG STAR CHARISMA LIMITED

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT TO CONSORTIUM AGREEMENT]